                                                                    EXHIBIT 10.2

                   SALES, MARKETING AND DISTRIBUTION AGREEMENT


     THIS SALES, MARKETING AND DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into as of December 14, 1999 (the "Effective Date"), by and between Genomic Solutions, Inc., a Delaware corporation, and PerkinElmer, Inc., a Massachusetts corporation.

                                    RECITALS:

     Genomic Solutions, Inc. manufactures and distributes biochip systems, protemic systems, gel analysis products and other products, software and systems in the United States and throughout the world.

     Genomic Solutions, Inc. desires to hire PerkinElmer, Inc. to promote, market and distribute its products and services and perform certain field service responsibilities, subject to the terms and conditions of this Agreement.

     NOW THEREFORE, for and in consideration of the foregoing Recitals, the mutual covenants and undertakings set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, the undersigned agree as follows:

1. Definitions. The following terms shall have the meaning set forth in this section. All other capitalized terms shall have the meaning set forth in the section defining such terms.

     (a) "Active Date" means January 1, 2000 or such other date as the parties shall mutually agree in writing.

     (b) "Affiliates" of a party shall mean any person, corporation or other business entity controlled, controlled by or under common control with such party, with "control" meaning a fifty percent (50%) or greater ownership interest.

     (c) "Core Markets" means the United States of America, the United Kingdom and Japan.

     (d)  "GSI" means Genomic Solutions, Inc. and its Affiliates.

     (e) "GSI Products" means the products identified on Exhibit A hereto. In the event that during the Term, GSI offers any other products not described on Exhibit A, such products shall automatically be deemed "GSI Products" for purposes of this Agreement. GSI shall provide PKI with thirty (30) days advance written notice of the discontinuation of the manufacture of any GSI Product and the material modification or improvement of any GSI Product.

     (f)  "PKI" means PerkinElmer, Inc. and its Affiliates

     (g) "Term" means the two (2) year period commencing on the Active Date, provided, that upon expiration of the initial Term, this Agreement shall automatically review for successive two (2) year periods unless either party notifies the other in writing at least ninety (90) days prior to the expiration of the then current term of its intention not to renew.

2.   Preparation Activities.

     (a) Preparation Sales. Commencing on the Effective Date, PKI may begin promoting the sale of the GSI Products and will work with GSI to prepare for the assumption of certain sales, marketing, distribution and field service activities on the Active Date. GSI shall be responsible for all sales and distribution activities world-wide prior to the Active Date (including all sales, marketing, distribution and service costs) and shall be entitled to receive all revenue from such activities. GSI shall also be entitled to all world-wide revenue from orders for GSI Products placed prior to the Active Date, so long as such GSI Products are actually shipped within one hundred eighty (180) days after the Active Date.

     (b) Preparation Activities. Commencing on the Effective Date, GSI and PKI shall jointly and cooperatively prepare for PKI's distribution of GSI Products outside of Core Markets and promotion of GSI Products in the Core Markets as contemplated in Sections 3 and 4, respectively. GSI and PKI shall provide sufficient resources commencing on the Effective Date to allow PKI to undertake sales and distribution of GSI Products on the Active Date. Such preparation activities shall include, but not be limited to, the following:

          (i) Training and preparation of PKI sales and field service forces, including account planning, quota setting, role definition and other sales preparation activities.

          (ii) Incorporation of sales and service activities into PKI infrastructure, including logistics preparation and planning.

          (iii) Development of coordinated marketing launch and plan, including development of integrated message to customers, branding preparation and other launch related activities.

3.   Exclusive Distributor Appointment.

     (a) Exclusive Rights and Responsibilities of PKI. Effective as of the Active Date and subject to the terms of this Agreement, PKI shall have the exclusive right and responsibility to engage in sales, marketing, distribution and field service activities with respect to GSI Products in any market or geographical area other than the Core Markets provided, however, that: (i) GSI has distributor contracts for non-Core Markets with those third parties listed in Exhibit B hereto, with territories and termination notice periods as set out in such Exhibit B for each such contract; and (ii) GSI shall send all of its distributors in the non-Core Markets as listed on Exhibit B notices of termination as soon as possible, but no later than four (4) days after the first date on which it may send such termination notices, through whatever means necessary to ensure that such third parties receive those notices as soon as possible (except the parties will work together in good faith to allow PKI to utilize Science & Technology, Ltd., the current distributor for GSI in New Zealand, from and after the Active Date).

     (b) Sales Goals and Quotas. GSI shall make GSI Products available to PKI in accordance with the terms and pricing in Section 7 below. Exhibit C attached is a schedule of PKI sales targets for the first four (4) quarters after the Active Date. Purchases of GSI Products in excess of the minimum sales target set forth in Exhibit C for any calendar quarter shall be credited towards the minimum sales target set forth therein for subsequent calendar quarters. These minimum sales targets are U.S. Dollar volumes based on GSI Product orders received by GSI from PKI on or before the last day of such calendar quarter, and are based on GSI's transfer price to PKI for such GSI Products. Exhibit C shall be reviewed and updated annually by the parties to set new quarterly minimum sales targets. In the event that parties are unable to agree on sales targets, the matter will be submitted for arbitration before a single arbitrator approved by the parties. All arbitration shall take place in accordance with the rules of the American Arbitration Association at such organization's Wilmington, Delaware offices. Such arbitrator shall make such adjustments based on then-current market conditions.

     (c) Failure to Meet Minimum Sales. In the event that PKI fails to meet the quarterly minimum sales for GSI Products for three (3) consecutive calendar quarters, GSI, in its sole discretion and upon notice to PKI, may convert PKI's right to sell, market, distribute and provide field services for GSI Products outside of the Core Markets from exclusive to non-exclusive.

     (d) Consideration. The consideration for the grant of exclusivity of distribution to PKI in the non-Core Markets shall consist of PKI's obligations under this Agreement to sell, market, distribute and service the GSI Products and other good and valuable consideration, the receipt and adequacy of which are acknowledged.

4. Non-Exclusive Sales Representative Activities of PKI; PKI Providing Technical Assistance Services.

     (a) Appointment of PKI as Sales Representative. PKI shall promote the products within the Core Markets, providing sales leads and opening access to PKI's broad network of customer relationships within the Core Markets. PKI shall therefore, from time to time after the Active Date, identify Leads in the Core Markets and communicate the identity of those Leads to GSI. GSI hereby appoints PKI, effective as of the Active Date, as a non-exclusive sales representative for the GSI Products in Core Markets. GSI further agrees that it will not, without first obtaining PKI's written consent (with such consent not to be unreasonably withheld) appoint any additional sales representatives, dealers, distributors or other agents in connection with the marketing and distribution of the GSI Products in the Core Markets after the Effective Date; except, however, that GSI may make customary changes in the ordinary course of business to its dealer/distributor network in Japan without first obtaining PKI's written consent.

     (b) Sales Commissions. GSI shall pay sales commissions to PKI for sales procured as a result of assistance or efforts of PKI as follows:


          (i) For all sales directly attributable to Leads or assistance provided by PKI to GSI, GSI shall pay to PKI a commission based on a percentage of the Net Revenue (as defined below) actually received by GSI with respect to such sales. [*] The commission for any particular sale shall be determined based on the mutual agreement of the parties taking into consideration the foregoing and the relative contributions to the sale by the parties. For purposes of this section, "Lead" means a qualified lead or prospect, including name of company, key contact, defined need, reasonable indication of finances, and other information to indicate that a relationship has been established for a bona fide prospective purchaser of GSI Products.


          (ii) Timing of Payments. All commissions due and payable to PKI shall be paid by GSI to PKI within thirty (30) days after the end of the calendar quarter in which payment is actually received by GSI. Such commissions shall be paid in three separate checks, corresponding to the amounts earned in each of the three Core Markets.

          (iii) Definition of Net Revenue. For purposes of this Agreement, Net Revenue means the invoice amount of sales of GSI Products to end users attributable to Leads or assistance provided by PKI, excluding fees for personal or field services, software upgrade or maintenance services, freight charges, tariffs, taxes or similar charges and net of all discounts, returns and allowances, for (A) an initial purchase and subsequent purchases by an account during the six-month period immediately following such initial purchase; and thereafter (B) any subsequent purchases by such account, for which PKI sales personnel were directly involved in obtaining such purchases.

          (iv) GSI shall deliver to PKI within forty-five (45) days after the end of each calendar quarter, beginning with March 31, 2000, a written report describing, for the applicable quarter: (A) GSI's Net Revenues subject to the commissions described in this
                Section 4(b); and (B) the Leads who have paid such amounts to GSI. Each such report shall be accompanied by full payment to PKI of the total commissions due to PKI for such Net Revenues.

          (v) All commissions payable to PKI hereunder shall be paid in U.S. Dollars and there shall be no chargebacks against such commissions. To the extent that the Net Revenues upon which such commissions are computed are received by GSI in a currency other than U.S. Dollars, GSI shall convert such fees into U.S. Dollars in accordance with its normal accounting procedures.

          (vi) In order for PKI to confirm full payment of the commissions due to PKI from GSI in accordance with this Section 4(b), GSI agrees to make and keep full and accurate books and records in sufficient detail to enable commissions payable hereunder to be determined. On thirty (30) days' prior written notice to GSI (but no more than twice during any calendar year), PKI's independent certified public accountants shall have full access to the books and records of GSI necessary to confirm the commissions which are due to PKI hereunder, and for no other purposes, and such accountants shall have the


          [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                right to make copies therefrom at PKI's expense. PKI's independent certified public accountants shall have such access during normal business hours. Prompt adjustment shall be made by the proper party to compensate for any errors or omissions. PKI shall pay all costs of conducting audits pursuant to this
                Section 4(b)(vi); provided, however, that GSI shall reimburse PKI in full for PKI's reasonable out-of-pocket costs whenever an audit reveals that, with respect to any audited period, the underpayment of commissions due was greater than ten percent (10%) of the commissions actually paid to PKI for such period. PKI agrees to hold confidential all information learned in the course of any audit of GSI's books and records hereunder, except when it is necessary for PKI to reveal such information in order to enforce its rights under this Agreement, or except when compelled by law.

     (c) All commissions due and owing to PKI hereunder but not paid by GSI on the due date thereof shall bear interest (in U.S. Dollars) at the rate of the lesser of: (i) twelve per cent (12%) per annum; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

5.   PKI Obligations Generally.

     (a) Product Labeling. All GSI Products shall be sold under the GSI name and logo which will be the predominant branding element. Both parties acknowledge and agree that the presence of PKI's "PerkinElmer" brand will facilitate market recognition, credibility and customer communications. Accordingly, PKI shall cooperate with GSI to design and produce a subordinated brand label for GSI Products distributed outside Core Markets (eg. "in partnership with PerkinElmer) and a miniature brand label (eg. "Perkin Elmer global alliance partner) for use in Core Markets. PE shall bear all of its own costs and expenses incurred in connection with such design activity and GSI shall bear its own cost in connection with production activities.

     (b) Inventory and Production Forecasts. PKI shall provide GSI with a six month non-binding rolling production forecast of anticipated sales and GSI Products requirements. Such forecast shall be updated and delivered to GSI on a monthly basis for each of the particular countries where PKI will be undertaking sales activities. PKI shall also keep GSI reasonably informed of potential problems concerning the GSI Products. All shipments shall be made by GSI to PKI facilities or warehouses, with PKI (or its distributors) then responsible for further distribution to end-users.

     (c) Marketing, Promotion and Sales Efforts. PKI shall use commercially reasonable efforts to market, promote the sale of, maintain and service the GSI Products in markets other than Core Markets and to market and promote the sale of GSI Products in Core Markets, subject to the other provisions of this Agreement. PKI shall provide and maintain, at its own expense, suitable facilities with adequate and efficient sales personnel and field engineers. PKI shall provide all ordinary service to its customers in markets outside the Core Markets as the nature of the business makes necessary or desirable in connection with the sale and distribution of GSI Products.

     (d) Promotional Materials. PKI will develop marketing and promotional material for generating leads and sales of the GSI Products at its sole cost and expense. Such materials shall conform with the labeling standards set forth in subsection (a) above and shall be subject to the approval of GSI.

     (e) License to GSI Marks. GSI hereby grants to PKI a nonexclusive, royalty-free license during the Term to use GSI's name and any other trademarks or service marks associated with the GSI Products (collectively, the "GSI Marks") in connection with PKI's performance of its rights and obligations under this Agreement and to market and sell the GSI Products under such GSI Marks. Such license shall be non-transferable, except that PKI shall be entitled to grant its dealers and others to which it sells GSI Products a nonexclusive, nontransferable license to use such GSI Marks in connection with the marketing, promotion and sale of such GSI Products. PKI acknowledges that GSI is the sole and exclusive owner of all right, title and interest in and to the GSI Marks. At no time, whether during or after the term of this Agreement, shall PKI (i) represent, in any manner, that it has any right, title or interest whatsoever in or to the GSI Marks; (ii) use the GSI Marks in any way other than that expressly contemplated in this Agreement; (iii) register or attempt to register the GSI Marks or any mark or name similar to the GSI Marks under the laws of any jurisdiction; or (iv) cause or allow to be done any act or thing which would tend to impair the distinctiveness of the GSI Marks or any part of GSI's right, title and interest in the GSI Marks. In order to comply with GSI's quality control standards, PKI shall: (x) use the GSI Marks in compliance with all relevant laws and regulations; (y) accord GSI the right to inspect during normal business hours, without prior advance notice, PKI's facilities used in connection with efforts to sell the GSI Products in order to confirm that PKI's use of such GSI Marks is in compliance with this Section 5(e); and (z) not modify any of the GSI Marks in any way and not use any of the GSI Marks on or in connection with any goods or services other than the GSI Products.

     (f) License to PKI Marks. PKI hereby grants to GSI a nonexclusive, royalty-free license during the Term to use PKI's name and any other trademarks or service marks of PKI (collectively, the "PKI Marks") in connection with affixing co-branded labels to the GSI Products, in accordance with the co-branding arrangements contemplated herein. Such license shall be non-transferable, except that GSI shall be entitled to grant its sales representatives, dealers, distributors and other agents to which it sells GSI Products in the Core Markets a nonexclusive, nontransferable license to use such PKI Marks in connection with the marketing, promotion and sale of such GSI Products, subject to their compliance with GSI's obligations under this Section 5(f). GSI acknowledges that PKI is the sole and exclusive owner of all right, title and interest in and to the PKI Marks. At no time, whether during or after the term of this Agreement, shall GSI
          (i) represent, in any manner, that it has any right, title or interest whatsoever in or to the PKI Marks; (ii) use the PKI Marks in any way other than that expressly contemplated in this Agreement; (iii) register or attempt to register the PKI Marks or any mark or name similar to the PKI Marks under the laws of any jurisdiction; or (iv) cause or allow to be done any act or thing which would tend to impair the distinctiveness of the PKI Marks or any part of PKI's right, title and interest in the PKI Marks. In order to comply with PKI's quality control standards, GSI shall: (x) use the PKI Marks in compliance with all relevant laws and regulations; (y) accord PKI the right to inspect during normal business hours, without prior advance notice, GSI's facilities used in connection labeling the GSI Products in order to confirm that GSI's use of such PKI Marks is in compliance with this Section 5(f); and (z) not modify any of the PKI Marks in any way and not use any of the PKI Marks on or in connection with any goods or services other than the GSI Products.

6.   Non-Competition.

     (a) Reverse Engineering, etc. PKI shall not reverse engineer, redesign or disassemble or dismantle any GSI Products, except to the extent required to carry out the terms and conditions of this Agreement, in the biochip or proteomic area for the purpose of attempting to create products potentially competitive with the GSI Products. All such data regarding the GSI Products will be considered "confidential" for purposes of the Mutual Confidentiality Agreement between PKI and GSI of even date herewith. In the event that PKI engages in any activity as described in the first sentence of this subsection, then GSI may immediately terminate this Agreement.

     (b) Sales of Competitive Products. In the event that PKI sells, markets or distributes, directly or indirectly, any products (other than GSI Products) which are competitive with any GSI biochip products (defined as any products which print or spot DNA on a glass slide or similar substrate) or competitive with any GSI proteomics products (defined as gels and mass spec products), then GSI shall have the right to convert the exclusive rights granted to PKI under Section 3 above to non-exclusive rights, upon giving PKI written notice of such conversion.

7. Acceptance of Orders: Fulfillment; Pricing. The following terms shall apply for PKI ordering and sales outside of the Core Markets:

     (a) Order Placement. PKI shall submit to GSI, its orders for the GSI Products in writing at least sixty (60) days before delivery is required for hardware, instruments and equipment and thirty (30) days before delivery is required for consumables, reagents and gels. All of PKI's orders for GSI Products consisting of consumables, reagents and gels (but excluding demonstration products) shall be for complete lots, the size of which shall be determined by GSI in its reasonable discretion. In this regard, GSI shall use reasonable efforts to minimize its lot sizes.

     (b) Order Acceptance and Fulfillment. GSI shall give careful consideration to PKI's orders for GSI's Products, but all such orders shall be subject to GSI's approval and acceptance. If GSI does not communicate its rejection of an order to PKI within seven (7) days after receiving such order, then GSI shall be deemed to have accepted such order. GSI shall not be liable for any rejection of an order. All rejected orders shall be deemed purchased by PKI for the purposes of determining whether PKI has met the quarterly minimum sales targets in Exhibit C hereto. In the event of a shortage of GSI Products, GSI shall accept orders and allocate GSI Products in a reasonable manner so as to support PKI as a distributor of GSI Products, and at a minimum, GSI shall allocate its manufacturing capability on a unit basis so that PKI receives the same percentage of GSI's total output of GSI Products as PKI received on average during the most recent six (6) months prior to the shortage.


     (c) Servicing and Certain Revenue. PKI shall be solely responsible for all installation, field servicing, maintenance and warranty repair with respect to GSI Products distributed by PKI outside of Core Markets, provided, that GSI shall provide reasonable application and technical support to PKI marketing and sales personnel. PKI shall be entitled to receive all revenue generated from field servicing and maintenance outside of the Core Markets. Revenue from software upgrades and maintenance or subscription services shall be split equally by GSI and PKI.

     (d) GSI Product Pricing. GSI shall sell the GSI Products to PKI at the transfer prices set forth on Exhibit A attached. If GSI develops any new products which constitute GSI Products at anytime after the Active Date, the parties shall negotiate in good faith toward reaching a mutual understanding as to the rate at which GSI shall sell such GSI Products to PKI. All orders of GSI Products by PKI shall be non-cancelable. The parties agree to annually evaluate the pricing of GSI with consideration to be given for adjustment based on market dynamics, the cost of products and services, and changing consumer conditions. In the event that the parties fail to reach agreement on product pricing, any price changes shall be subject to arbitration as provided in Section 3(b) above.

     (e) F.O.B. All prices are and shall be, and all deliveries of GSI Products shall be made, F.O.B. GSI's U.S. or U.K. shipping dock. Risk of loss and title to the GSI Products passes to PKI at such F.O.B. point.

     (f) Invoicing. All invoices for GSI Products shipped shall be due and payable in U.S. Dollars on or before the thirtieth (30th) day after the later of (i) the date the invoice is sent by GSI; and (ii) the date of shipment. All payments due and owing to GSI hereunder but not paid by PKI on the due date thereof shall bear interest (in U.S. Dollars) at the rate of the lesser of: (i) twelve per cent (12%) per annum; and (ii) the maximum lawful interest rate permitted under applicable law. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full

     (g) Taxes. All prices for GSI Products shall be quoted or listed exclusive of any federal, state or local sales, use or excise taxes levied on or measured by the sale, sales price or use of GSI Products (collectively, "Taxes"). Unless PKI is exempted from such Taxes, all such prices shall be increased by the amount of the Taxes, if any, to which the GSI is subject in connection with the sale of the GSI Products.

     (h) Resale Prices. PKI may sell the GSI Products at such prices and on such terms and conditions as it deems appropriate in its sole discretion. PKI shall have no authority to obligate GSI in any way through the terms and conditions on which it sells the GSI Products.

     (i) Limited GSI Products Warranty. GSI will warrant all GSI Products (parts only) sold outside of Core Markets against defects in materials or workmanship for a period of twelve (12) months from the customer installation date under normal service and use; except that GKI will warrant consumables, gels and reagents for a period of ninety (90) days after shipment to the customer. The GSI Warranties shall not apply to any GSI Product which is used for a purpose or in a manner for which it was not intended, which is defectively or improperly installed, which is altered in any way other than in connection with its proper installation, or which is subject to misuse, negligence, accident or neglect, so as to affect adversely the condition, performance or value of such GSI Product. GSI's obligations with respect to this warranty are limited to the repair and replacement of defective parts after GSI's inspection and verification of such defects. Such obligations specifically exclude labor costs.

     (j) Disclaimer of Express and Implied Warranties. THE GSI WARRANTY ABOVE IS THE ONLY WARRANTY MADE WITH RESPECT TO THE GSI PRODUCTS OR ANY PARTS OR COMPONENTS THEREOF, EXPRESS OR IMPLIED. GSI MAKE NO IMPLIED WARRANTIES AND SPECIFICALLY DISCLAIMS ANY WARRANTY THAT ITS PRODUCTS ARE MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE.

     (k) Remedy; Limitation of Liability. If PKI believes that GSI has breached any warranty it shall notify GSI of the way in which the GSI Product is defective and, upon request, shall return at GSI's expense the defective GSI Product or component part to GSI. If GSI agrees that the GSI Product is defective, it shall promptly repair or replace the defective GSI Product or issue a credit for the price of the GSI Product. EXCEPT WITH RESPECT TO THIRD PARTY PRODUCT LIABILITY CLAIMS ARISING FROM GSI PRODUCTS NOT CONFORMING TO THIS WARRANTY AND EXCEPT FOR GSI'S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8(b)(vi) BELOW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY PURCHASER OF GSI PRODUCTS FOR INDIRECT, SPECIAL, INCIDENTAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, FOR LOSS OF ANTICIPATED PROFITS OR BUSINESS, OR FOR INTERRUPTIONS IN BUSINESS, WITH RESPECT TO ANY CLAIM OF ANY KIND RESULTING FROM THE GSI PRODUCTS OR THEIR USE OR MISUSE, ANY ORDER UNDER THIS AGREEMENT OR ANY PERFORMANCE, NON-PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER THE BASIS OF SUCH LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE AND STRICT LIABILITY), STATUTORY OR ANY OTHER LEGAL THEORY WHATSOEVER. The remedy set forth in this Section shall be PKI's sole and exclusive remedy for breach of GSI's warranties.

8.   Indemnity.

     (a) PKI shall defend and hold harmless GSI, its Affiliates and all officers, directors, employees and agents thereof against and from any and all claims made against GSI based upon, arising out of or in any way related to (i) PKI's acts or omissions in connection with the sale, marketing, distribution, installation, maintenance and servicing of the GSI Products; (ii) PKI's conduct or operation of its business;
          (iii) any negligent acts or omissions of PKI or any of its agents, contractors or employees; (iv) any representations or warranties made by PKI with respect to the GSI Products which were not authorized by GSI; (v) any breach or violation of this Agreement; and (vi) PKI's failure to comply with relevant laws and regulations. Such indemnity shall extend to all costs, awards, claims or damages of any kind or nature, including attorney fees and related expenses ("Damages").

     (b) GSI hereby agrees to indemnify, defend and hold harmless PKI, its Affiliates and all officers, directors, employees and agents thereof from all Damages arising out of (i) GSI's acts or omissions in connection with the production, sale, marketing, distribution, installation, maintenance and servicing of the GSI Products; (ii) GSI's conduct or operation of its business; (iii) any negligent acts or omissions of GSI or any of its agents, contractors or employees; (iv) GSI's breach of this Agreement; (v) GSI's failure to comply with relevant laws and regulations; and (vi) PKI's use or reselling of the Products infringing on the intellectual property rights of third parties or constituting a misappropriation of any third party's trade secrets; provided, however, that with respect to part (vi) above:


          (A) In the event that any GSI Product is held in a suit or proceeding to infringe any intellectual property rights of a third party and the use or reselling of such GSI Product is enjoined, or GSI reasonably believes that it is likely to be found to infringe or likely to be enjoined, then GSI shall, at its sole cost and expense, either (1) procure for PKI the right to continue reselling such GSI Product; or (2) modify such GSI Product so that it becomes non-infringing. If neither (1) nor (2) is practicable, then GSI may, in its sole discretion, cease distributing such GSI Product in the affected countries outside the Core Markets, in which case such GSI Product shall be deemed removed from this Agreement with respect to such affected countries upon repurchasing PKI's inventory of such GSI Product which are saleable and in the original packages and unaltered from their original form and design, subject to GSI's inspection, test, and acceptance. Any such repurchase of PKI's inventory of GSI Products shall be at the product prices indicated in Exhibit A hereto. Such repurchased inventory shall be shipped by PKI, freight and insurance to be paid by GSI, according to GSI's instructions. GSI shall pay PKI for such repurchased GSI Products within thirty (30) days after GSI receives those GSI Products in one of its facilities.

          (B) GSI shall have no obligation for any claim of infringement arising from: (1) any combination of GSI Products with products not supplied or approved in writing by GSI, where such infringement would not have occurred but for such combination;
               (2) the adaptation or modification of GSI Products not approved by GSI, where such infringement would not have occurred but for such adaptation or modification; (3) the use of a GSI Product in an application for which it was not designed, intended or approved by GSI, where such infringement would not have occurred but for such use; (4) a claim based on intellectual property rights owned by PKI or any of its Affiliates; or (5) improper service or installation.

     (c) The party seeking indemnification (be it GSI under Section 8(a) above or PKI under Section 8(b) above) (the "Indemnified Party") hereby agrees that: (i) the Indemnified Party shall give the other party (the "Indemnifying Party") prompt written notice of each such claim; (ii) the Indemnifying Party shall have sole control and authority with respect to the defense or settlement of any such claim; and (iii) the Indemnified Party shall cooperate fully with the Indemnifying Party, at the Indemnifying Party's sole cost and expense, in the defense of any such claim. Any settlement of any such claim that imposes any liability or limitation on the Indemnified Party shall not be entered into without the prior written consent of the Indemnified Party.

     (d) In the event a claim is based partially on an indemnified claim described in Sections 8(a) and/or 8(b) above and partially on a non-indemnified claim, or is based partially on a claim described in
          Section 8(a) above and partially on a claim described in Section 8(b) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the parties in accordance with the degree of cause attributable to each party.

     (e) During the term of this Agreement, GSI shall maintain an occurrence based comprehensive general liability insurance policy issued by a reputable insurance company, naming PKI as an additional insured, which policy shall insure against any and all bodily injury and/or property damages for which GSI has agreed to indemnify PKI as stated above in this Section 8. Such insurance shall be in the amount of at least $1,000,000 per claim and $2,000,000 for claims in the aggregate.

9.   Assistance.

     (a) Promotional Materials. GSI shall make available to PKI, such advertising, sales and promotional materials, price lists, sales assistance and other information concerning the GSI Products as GSI deems appropriate in its reasonable discretion. PKI shall not produce or cause to be produced any advertising, sales, promotional or other information concerning the GSI's Products without GSI's prior review and written consent, which shall not be unreasonably withheld or delayed. On termination of this Agreement by either party for any reason whatsoever, PKI shall immediately return to GSI any and all advertising, sales or promotional materials, price lists, copies of invoices and any and all other documents, materials or records pertaining to the GSI Products, whether produced by or at the direction of PKI or GSI.

     (b) Technical Support and Assistance. GSI agrees to make reasonable efforts to answer any technical support inquiries which GSI receives from PKI.

10.  Early Termination.

     (a) Termination by Either Party. Any provision of this Agreement to the contrary notwithstanding, either party shall have the right to terminate this Agreement, at any time without prior notice, except as required below, on the occurrence of any of the following:

          (i) The other party fails, neglect or refuses in any material manner to satisfactorily perform the duties assigned to or required of it under this Agreement, but only after such other party has been given sixty (60) days notice of and opportunity to cure such failure, neglect or refusal;

          (ii) The other party becomes insolvent or unable to pay its debts as they become due or makes an assignment for the benefit of its creditors;

          (iii) A receiver or a trustee is appointed for the other party's assets, and such receiver or trustee is not discharged within sixty (60) days of such appointment;

          (iv) A proceeding of any nature under the federal Bankruptcy Code, as amended, or any state insolvency statute, is commenced by or against the other party, and such proceeding, if involuntary, is not set aside within sixty (60) days from the date of its institution;

          (v) Either party shall have the right to terminate this Agreement with ninety (90) days written notice given no later than sixty
                (60) days after the occurrence of the following two conditions:
                (A) the consummation of a bona fide initial public offering of GSI's capital stock that is firmly underwritten by a nationally recognized underwriter, that results in no less than $20,000,000 of gross proceeds to GSI and that results in GSI's stock being listed for trading on the New York Stock Exchange or the National Market Tier of the Nasdaq Stock Market (defined herein as "IPO"), and (B) a post-IPO "change in control" of GSI, defined as the sale of all or substantially all of the business and assets of GSI or a sale of more than 50% of the issued and outstanding shares of GSI. The parties further agree that the foregoing right of termination shall not apply (X) merely because an IPO has occurred, or to an event that may be considered a change of control in GSI but does not follow an IPO, including by way of example, (Y) the sale of all or substantially all of the business and assets of GSI prior to an IPO or (Z) a sale of more than 50% of the issued and outstanding shares of GSI prior to an IPO.

     (b) Termination by GSI. In addition to the foregoing, GSI may terminate this Agreement in the event that PE fails to make any required payments on the due date thereof and such failure is not cured within fifteen (15) days of notice by GSI to the addresses indicated in
          Section 14 below.

     (c) Effect of Termination or Expiration. Upon termination or expiration of this Agreement, as the case may be, PKI shall have no right to market and distribute the GSI Products (except for the six-month period immediately following the effective date of termination or expiration, as the case may be, during which PKI shall be entitled to sell-off its inventory of GSI Products) and all licenses hereunder shall immediately terminate. PKI shall not be entitled to any commissions for sales closed after termination or expiration, regardless of whether PKI participated in the sale. In addition, each party shall return to the other party all copies of any promotional material, written literature, product samples, and any Confidential Information as herein defined. Termination and expiration shall not affect PKI's obligations with respect to GSI Products previously sold hereunder or with respect to any indebtedness owed by either party to the other.


     11.  RESERVED

12. Dealer Status. Nothing in this Agreement shall be construed in such a manner as to constitute one party the agent or legal representative of the other party for any purpose whatsoever. Neither party shall have any authority whatsoever, whether express or implied, to assume, create or incur any obligation or liability whatsoever on behalf of or in the name of the other party, or to bind the other party in any manner whatsoever. Neither party shall be liable for any damages, loss, cost or expense whatsoever, including incidental or consequential damages, resulting from any sale or other activities performed by the other party.

13. Cooperative Exchange and Licensing. Attached as Exhibit D hereto is a list of representative PKI technologies. PKI agrees to license GSI, on a non-exclusive basis, the right to use those technologies to make, use and sell products for the proteomic market and/or for the biochip market. As GSI identifies each such use of those PKI technologies, the license fee level for such use will be set by the parties at then-current market rates, based upon the specific technology to be licensed and the intended use. GSI will receive a 30% discount on the agreed-upon license fees so long as: (i) this Agreement remains in effect; and (ii) PKI's rights under Section 3 above remain exclusive. If either of these conditions (i) or (ii) is not met, then GSI will lose the 30% discount, but will maintain the license rights at the agreed-upon market rates. At the time the parties set the license fee level for each such use, they shall also negotiate in good faith to conclude the other terms and conditions of such license agreement.

14. Notices. Any and all notices, requests, demands and other communications permitted under or required pursuant to this Agreement (each, a "notice") shall be in writing and shall be (i) personally delivered; (ii) sent by facsimile transmission (with a hard copy to follow in one of the other manners contemplated in this Section 14); (iii) sent via overnight courier, shipping charges prepaid; or (iv) sent via U.S. Mail, postage prepaid, certified mail, return receipt requested, to the parties at the addresses or fax numbers set forth below, or at such other addresses or fax numbers as they may indicate by written notice given as provided in this Section 14.

         If to PKI:                           With a required copy to:

         PerkinElmer, Inc.
         45 William Street                    Hale and Dorr LLP
         Wellesley, Massachusetts  02481      60 State Street
                                              Boston, Massachusetts  02109
         Fax no: 781-431-4115                 Fax no.:  617-526-5000
         Attn: General Counsel                Attention:  David E. Redlick


         If to GSI:                           With a required copy to:

         Genomic Solutions Inc.               Jaffe, Raitt, Heur & Weiss,
         4355 Varsity Drive                   Professional Corporation
         Ann Arbor, MI  48108                 One Woodward Avenue, Suite 2400
         Fax:  (734) 975-4808                 Detroit, MI  48226
         Attn:  Jeff Williams                 Fax:  (313) 961-8358
                                              Attention:  Peter Sugar

     Any notice sent in the manner contemplated in clause (i) above shall be deemed to have been given on the date delivered; in the manner contemplated in clause (ii) above, as of the time the sender receives confirmation from its fax machine that the facsimile transmission has been successfully completed (provided, however, that if such time is after 4:00 p.m., measured in terms of the recipient's local time, the notice shall be deemed to have been given as of 8:00 a.m. on the next business day of the recipient); in the manner contemplated in clause (iii) above, on the first
     (1st) business day after the notice has been deposited in a regularly-maintained receptacle for such a parcel; and in the manner contemplated in clause (iv) above, on the third (3rd) business after the notice has been deposited in a regularly-maintained receptacle for U.S. Mail.

     Each party agrees that any press releases, publicity or advertising which shall be released by it in which the other party is identified shall require the prior written approval of such other party, such approval not to be unreasonably withheld or delayed.

15. Non-Assignable. Neither party may assign this Agreement or its rights or obligations under this Agreement without the written consent of the other party; which consent may be granted or withheld in the other party's sole discretion.

16. Waiver. Any party's waiver of any breach of any provision of this Agreement, and any party's failure to exercise any of its rights under or in connection with this Agreement, shall not operate or be construed as a waiver by such party of any subsequent or similar breach or of any such rights or preclude exercise of such rights at a later time.

17. Choice of Law: Construction. This Agreement is deemed to have been executed in the State of Delaware and shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws principles. This Agreement shall not be construed against or in favor of any party by virtue of the fact that this Agreement was drafted primarily by any one party.

18. Submission to Jurisdiction. The parties irrevocably submit to the jurisdiction of the federal and state courts of Wilmington, Delaware; provided, however, that nothing herein shall preclude -------- ------- either party, if it thinks fit, from instituting proceedings against the other party or anyone acting by, through or under the other party in any place which may have jurisdiction for the purpose of protecting and enforcing such Party's rights either hereunder or pursuant to any other agreements, documents, instruments or otherwise. Each party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding relating to this Agreement in Wilmington, Delaware, and further irrevocably waives any claim that Wilmington, Delaware is not a convenient forum for any such suit, action or proceeding.

19. Remedies. Any remedy provided in this Agreement for a breach of a specific section of this Agreement shall be the sole and exclusive remedy for the breach to which it relates. Subject to the preceding sentence, the parties' respective rights and remedies under or with respect to breaches of this Agreement which are not specifically provided for in this Agreement are separate and cumulative, and no one of them, whether or not exercised, shall be deemed to be an exclusion of any of the others and shall not limit or prejudice any other legal or equitable right which any party to this Agreement may have.

20. Entire Agreement; Amendment. This Agreement represents the complete and final expression of the parties' agreements and understandings with respect to its subject matter. This Agreement supersedes all other prior oral and written agreements between the parties with respect to the subject matter of this Agreement. Except to the extent expressly provided in this Agreement, this Agreement may not be amended or modified except pursuant to a written agreement executed by both parties.

21. Binding Effect. This Agreement shall be binding on an inure to the benefit of the parties and their respective successors and permitted assigns.

22. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

23. No Third-Party Beneficiaries. This Agreement, and the respective obligations of PKI and GSI under this Agreement, are for the sole and exclusive benefit the parties to this Agreement. Any provision of this Agreement to the contrary notwithstanding, no party other than PKI, GSI and their respective successors and permitted assigns shall have the right to rely on or enforce the provisions of this Agreement as a third-party beneficiary or otherwise.

24. Offset. Each party shall be entitled to offset any amounts due it by the other party against any amounts which it owes the other party.

25. Pronouns. References to a party in the singular or plural, as him, her, it or other like preferences, shall also, where the context so requires, be deemed to include the singular or the plural, or masculine, feminine or neuter reference, as the case may be.

26. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile or photostatic copies of signatures to this Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

27. Severability. If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement


     IN WITNESS WHEREOF, the undersigned have executed and delivered this Sales, Marketing and Distribution Agreement as of December 14, 1999.

                             Genomic Solutions, Inc.

                             By: Jeffrey S. Williams
                                -----------------------------------
                             Its: President & CEO
                                 ----------------------------------
                             PerkinElmer, Inc.

                             By: Terrance Carlson
                                -----------------------------------
                             Its: SR V.P.
                                 ----------------------------------

                                    EXHIBIT A

                                  GSI PRODUCTS

                          LIST PRICE AND TRANSFER PRICE


------- ----------------------- ----------------------------------------------------------------
        CATEGORY                PRODUCT                                         GSI       PKI
                                                                                LIST   TRANSFER
                                                                               PRICE     PRICE
------- ----------------------- ----------------------------------------------------------------

1       BioChip Systems         GeneTAC 2000                                  $ 80,000    [*]
------- ----------------------- ------------------------------------------------------
2       BioChip Systems         GeneTAC 3000                                  $ 99,000    [*]
------- ----------------------- ------------------------------------------------------
3       BioChip Systems         Flexys Gridding System                        $ 80,000    [*]
------- ----------------------- ------------------------------------------------------
4       BioChip Systems         Flexys Gridding with Autoloader               $150,000    [*]
------- ----------------------- ------------------------------------------------------
5       BioChip Systems         Flexys Picking System                         $ 90,000    [*]
------- ----------------------- ------------------------------------------------------
6       BioChip Systems         Flexys Picking with Autoloader                $160,000    [*]
------- ----------------------- ------------------------------------------------------
7       BioChip Systems         Flexys High Density Arraying                  $ 80,000    [*]
------- ----------------------- ------------------------------------------------------
8       BioChip Systems         Flexys High Density Arraying with Autoloader  $150,000    [*]
------- ----------------------- ------------------------------------------------------
9       BioChip Systems         Hybridization Station 12 Slide                $ 59,000    [*]
------- ----------------------- ------------------------------------------------------
10      Proteomic Systems       2-D Electrophoresis System                    $ 13,700    [*]
------- ----------------------- ------------------------------------------------------
11      Proteomic Systems       Gel Processor                                 $ 29,000    [*]
------- ----------------------- ------------------------------------------------------
12      Proteomic Systems       Proteomic Analyzer System (Darkroom)          $ 55,000    [*]
------- ----------------------- ------------------------------------------------------
13      Proteomic Systems       Proteomic Software only                       $ 25,000    [*]
------- ----------------------- ------------------------------------------------------
14      Proteomic Systems       Proteomic Analyzer System (Scanner)           $ 30,000    [*]
------- ----------------------- ------------------------------------------------------
15      Proteomic Systems       ProGest                                       $ 65,000    [*]
------- ----------------------- ------------------------------------------------------
16      Proteomic Systems       ProMS                                         $ 55,000    [*]
------- ----------------------- ------------------------------------------------------
17      Proteomic Systems       Flexys Proteomics system (Protein Picker)     $127,000    [*]
------- ----------------------- ------------------------------------------------------
18      Proteomic Systems       Maldi Mass Spec                               $265,000    [*]
------- ----------------------- ------------------------------------------------------
19      Gel Analysis            GelPrint 2000i                                $ 13,500    [*]
------- ----------------------- ------------------------------------------------------


NOTE:    Destination shipping charges are not included.
         Shipping terms:  FOB GSI's U.S. or U.K. shipping dock.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                    EXHIBIT B



                     GENOMIC SOLUTIONS' DISTRIBUTOR SCHEDULE


-----------------------------------------------------------------------------------------------------------------------------
      DATE OF AGREEMENT            AGREEMENT WITH                    TERMINATION ASSUMING DEFINITIVE       COUNTRY
                                                                     AGREEMENT SIGNED DEC. 15, 1999
-----------------------------------------------------------------------------------------------------------------------------
          12/15/98            Science & Technology Ltd.              December 15, 2000*               New Zealand
-----------------------------------------------------------------------------------------------------------------------------
           2/15/99            Bio/Can Scientific                     January 14, 2000                 Canada
-----------------------------------------------------------------------------------------------------------------------------
           12/7/98            B&L                                    March 15, 2000                   Benelux
-----------------------------------------------------------------------------------------------------------------------------
           5/26/99            Proteigene SARL                        March 15, 2000                   France
-----------------------------------------------------------------------------------------------------------------------------
           3/16/99            Biogenet                               March 16, 2000                   Poland
-----------------------------------------------------------------------------------------------------------------------------
           3/31/99            Seoulin Scientific Co., Ltd.           March 31, 2000                   South Korea
-----------------------------------------------------------------------------------------------------------------------------
           3/26/99            AbiMed                                 June 15, 2000                    Germany
-----------------------------------------------------------------------------------------------------------------------------
           8/30/99            Sinc Do Brasil Inst.Cientifica         August 30, 2000                  Brazil
-----------------------------------------------------------------------------------------------------------------------------
           9/18/99            Labmate (Asia) PVT. LTD                September 22, 2000               India
-----------------------------------------------------------------------------------------------------------------------------
          11/16/98            Australian Laboratory Services         November 16, 2000                Australia
-----------------------------------------------------------------------------------------------------------------------------
           12/3/98            Feng Jih                               December 3, 2000                 Taiwan and China
-----------------------------------------------------------------------------------------------------------------------------
              ?               Bio Tech A.S.                          March 15, 2000**                 Czech Republic
-----------------------------------------------------------------------------------------------------------------------------
           12/3/98            Feng Jih                               December 3, 2000                 Taiwan and China
-----------------------------------------------------------------------------------------------------------------------------

*CURRENT PKI DISTRIBUTOR
**NO CONTRACT CAN BE LOCATED.  GSI BELIEVES IT CAN CANCEL THIS AGREEMENT WITH
  90 DAYS NOTICE.

                                    EXHIBIT C

                                PKI SALES TARGETS




Calendar Quarter                     MINIMUM
----------------                     -------
Q1, 2000                               [*]
Q2, 2000                               [*]
Q3, 2000                               [*]
Q4, 2000                               [*]



Note: These minimums are dollar volume of sales based on orders received by GSI from PKI and are at GSI's transfer price to PKI.


[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.

                                    EXHIBIT D

                                PKI TECHNOLOGIES


                                      [*]


[*] The information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portion.